Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Information

On August 28, 2018, Barnwell Industries, Inc. (the "Company") through its wholly-owned subsidiaries completed the acquisition of working interest in oil and natural gas properties located in the Twining area of Alberta, Canada for $10,500,000 in cash (the "Purchase Price"), which is subject to customary post close adjustments (the "Twining Acquisition").
The unaudited pro forma condensed combined statements of operations for the nine-month period ended June 30, 2018 and the year ended September 30, 2017 presented below have been prepared based on the Company's historical consolidated statements of operations for such periods, and were prepared as if the Twining Acquisition had occurred on October 1, 2016.  The unaudited pro forma condensed combined balance sheet at June 30, 2018 presented below was prepared based on the Company's historical consolidated balance sheet at June 30, 2018, and was prepared as if the Twining Acquisition had occurred on June 30, 2018.
Final working capital and other post-closing adjustments have not been reflected in these unaudited pro forma condensed combined financial statements.  Further, the initial purchase accounting for the Twining Acquisition is not complete and adjustments to estimated amounts may occur.  Additionally, the unaudited pro forma condensed combined financial statements do not reflect costs of integration activities or benefits that may result from other efficiencies.
The pro forma data is based on assumptions and include adjustments as explained in the notes herein.  Management believes that the assumptions used to prepare the unaudited pro forma condensed combined financial information and accompanying notes provide a reasonable and reliably determinable basis for presenting the significant effects directly attributable, factually supportable, and expected to have a continuing impact to the Twining Acquisition.  The following unaudited pro forma condensed combined statements of operations do not purport to represent what the Company's results of operations would have been in the Twining Acquisition had occurred on October 1, 2016.  The unaudited pro forma condensed combined financial information should be read together with the Company's Annual Report on Form 10-K for the year ended September 30, 2017 and the historical Statements of Revenues and Direct Operating Expenses of the Twining Acquisition properties and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.
Unless otherwise indicated, all references to "dollars" in this Form 8-K are to United States dollars.

Barnwell Industries, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2018
	Barnwell Industries, Inc. (Historical)	Pro Forma Adjustments	Notes	Barnwell Industries, Inc. Pro Forma as Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$ 13,539,000	(10,500,000)	{a}	$ 3,039,000
Certificates of deposit	3,460,000			3,460,000
Accounts and other receivables	1,414,000			1,414,000
Income taxes receivable	2,231,000			2,231,000
Investment held for sale	1,000,000			1,000,000
Other current assets	1,269,000			1,269,000
Total current assets	22,913,000	(10,500,000)		12,413,000
Income taxes receivable, net of current portion	460,000			460,000
Deferred income tax assets	-			-
Investments	1,695,000			1,695,000
Property and equipment	58,858,000	10,500,000 3,060,000	{a} {a}	72,418,000
Accumulated depletion, depreciation, and amortization	(55,385,000)			(55,385,000)
Property and equipment, net	3,473,000	13,560,000		17,033,000
Total assets	$ 28,541,000	$ 3,060,000		$ 31,601,000

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 1,158,000			$ 1,158,000
Accrued capital expenditures	184,000			184,000
Accrued operating and other expenses	1,013,000			1,013,000
Accrued compensation	446,000			446,000
Current portion of asset retirement obligation	410,000	218,000	{a}	628,000
Other current liabilities	63,000			63,000
Total current liabilities	3,274,000	218,000		3,492,000
Deferred rent	86,000			86,000
Liability for retirement benefits	4,064,000			4,064,000
Asset retirement obligation	3,809,000	2,842,000	{a}	6,651,000
Deferred income tax liabilities	353,000			353,000
Total liabilities	11,586,000	3,060,000		14,646,000
Commitments and contingencies
Equity:
Common stock, par value $0.50 per share; authorized, 20,000,000 shares: 8,445,060 issued at June 30, 2018	4,223,000			4,223,000
Additional paid-in capital	1,351,000			1,351,000
Retained earnings	14,311,000			14,311,000
Accumulated other comprehensive loss, net	(1,228,000)			(1,228,000)
Treasury stock, at cost: 167,900 shares at June 30, 2018	(2,286,000)			(2,286,000)
Total stockholders' equity	16,371,000			16,371,000
Non-controlling interests	584,000			584,000
Total equity	16,955,000			16,955,000
Total liabilities and equity	$ 28,541,000	$ 3,060,000		$ 31,601,000

See accompanying notes to the unaudited pro forma condensed combined financial statements

Barnwell Industries, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For Nine Months Ended June 30, 2018
	Barnwell Industries, Inc. (Historical)	Pro Forma Adjustments	Notes	Barnwell Industries, Inc. Pro Forma as Adjusted
Revenues:
Oil and natural gas	$ 2,428,000	4,834,000	{b}	$ 7,262,000
Contract drilling	3,051,000			3,051,000
Sale of interest in leasehold land	1,310,000			1,310,000
Gas processing and other	210,000			210,000
	6,999,000	4,834,000		11,833,000
Costs and expenses:
Oil and natural gas operating	1,777,000	2,822,000 232,000	{b} {c}	4,831,000
Contract drilling operating	2,778,000			2,778,000
General and administrative	4,635,000			4,635,000
Depletion, depreciation, and amortization	694,000	2,145,000	{d}	2,839,000
Impairment of assets	202,000			202,000
Gain on sales of assets	(2,250,000)			(2,250,000)
	7,836,000	5,199,000		13,035,000
Loss before equity in income (loss) of affiliates and income taxes	(837,000)	(365,000)		(1,202,000)
Equity in income (loss) of affiliates	(97,000)			(97,000)
(Loss) earnings before income taxes	(934,000)	(365,000)		(1,299,000)
Income tax benefit	(469,000)	(102,000)	{e}	(571,000)
Net (loss) earnings	(465,000)	(263,000)		(728,000)
Less: Net earnings (loss) attributable to non-controlling interests	247,000			247,000
Net (loss) earnings attributable to Barnwell Industries, Inc.	$ (712,000)	(263,000)		$ (975,000)
Basic and diluted net (loss) earnings per common share attributable to Barnwell Industries, Inc. stockholders	$ (0.09)			$ (0.12)
Weighted-average number of common shares outstanding:
Basic and diluted	8,277,160			8,277,160

See accompanying notes to the unaudited pro forma condensed combined financial statements

Barnwell Industries, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended September 30, 2017
	Barnwell Industries, Inc. (Historical)	Pro Forma Adjustments	Notes	Barnwell Industries, Inc. Pro Forma as Adjusted
Revenues:
Oil and natural gas	$ 4,383,000	6,517,000	{b}	$ 10,900,000
Contract drilling	3,938,000			3,938,000
Sale of interest in leasehold land	4,503,000			4,503,000
Gas processing and other	206,000			206,000
	13,030,000	6,517,000		$ 19,547,000
Costs and expenses:
Oil and natural gas operating	3,028,000	3,637,000 217,000	{b} {c}	6,882,000
Contract drilling operating	3,231,000			3,231,000
General and administrative	6,976,000			6,976,000
Depletion, depreciation, and amortization	1,203,000	2,859,000	{d}	4,062,000
Impairment of assets	155,000			155,000
Gain on sales of assets	(527,000)			(527,000)
Interest expense	6,000			6,000
	14,072,000	6,713,000		20,785,000
Loss before equity in income (loss) of affiliates and income taxes	(1,042,000)	(196,000)		(1,238,000)
Equity in income (loss) of affiliates	2,276,000			2,276,000
(Loss) earnings before income taxes	1,234,000	(196,000)		1,038,000
Income tax benefit	(1,080,000)	(55,000)	{e}	(1,135,000)
Net (loss) earnings	2,314,000	(141,000)		2,173,000
Less: Net earnings (loss) attributable to non-controlling interests	1,143,000			1,143,000
Net (loss) earnings attributable to Barnwell Industries, Inc.	$ 1,171,000	(141,000)		$ 1,030,000
Basic and diluted net (loss) earnings per common share attributable to Barnwell Industries, Inc. stockholders	$ 0.14			$ 0.12
Weighted-average number of common shares outstanding:
Basic and diluted	8,277,160			8,277,160

See accompanying notes to the unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Information

6.	Basis of Presentation

On August 28, 2018, Barnwell Industries, Inc. (the "Company") through its wholly-owned subsidiaries completed the acquisition of working interest in oil and natural gas properties located in the Twining area of Alberta, Canada (the "Asset") from Eagle Energy Inc. ("Eagle") for $10,500,000 in cash (the "Purchase Price"), which is subject to customary post close adjustments (the "Twining Acquisition").
The historical financial information is derived from the historical consolidated financial statements of the Company, and the historical statements of revenues and direct operating expenses for the Asset (which are based on information provided by Eagle).  The unaudited pro forma condensed combined statements of operations were prepared assuming the Twining Acquisition occurred on October 1, 2016.  The unaudited pro forma condensed combined balance sheet at June 30, 2018 was prepared based on the Company's historical consolidated balance sheet at June 30, 2018, and was prepared as if the Twining Acquisition had occurred on June 30, 2018.
The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company's management; therefore, actual results could differ materially from the pro forma information.  However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Twining Acquisition.  These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.
The Company has adopted the Financial Accounting Standards Board's Account Standards Update ASU 2017-01.  For the purposes of the unaudited pro forma condensed combined financial statements, the Company determined that the Twining Acquisition qualifies as an asset purchase.  As a result, the Company has allocated the purchase price of the acquired assets to oil and natural gas properties based on the Assets' relative fair value.
7.	Pro Forma Adjustments

Balance Sheet.  The unaudited pro forma condensed combined balance sheet at June 30, 2018 reflects the following adjustments:

(a)
Reflects the cash consideration for the Twining Acquisition and anticipated purchase price allocation, subject to customary adjustments, including acquisition costs of approximately $10,500,000 and estimated asset retirement obligations of approximately $3,060,000.

Statement of Operations.  The unaudited pro forma condensed combined statement of operations for the nine-month period ended June 30, 2018 and the year ended September 30, 2017 reflect the following adjustments:

(b)
Revenues are net of royalties and direct operating expenses of the oil and natural gas properties acquired in the Twining Acquisition.  Adjustments were made to the presentation for the Assets financial results to conform with the presentation of the Company's Condensed Combined Statement of Operations. Unaudited periods for Revenues and Direct operating statements were derived from Eagle's historical financial information.  See tables presented below.

	Nine months ended September 30, 2016	Three months ended December 31, 2016	Twelve months ended December 31, 2016
	Unaudited	Unaudited	As Audited
Revenues	$ 3,517,000	$ 1,360,000	$ 4,877,000
Direct operating expenses	(2,544,000)	(854,000)	(3,398,000)
Revenues in excess of direct operating expenses	$ 973,000	$ 506,000	$ 1,479,000

	Nine months ended September 30, 2017	Three months ended December 31, 2017	Twelve months ended December 31, 2017
	Unaudited	Unaudited	As Audited
Revenues	$ 5,157,000	$ 1,597,000	$ 6,754,000
Direct operating expenses	(2,783,000)	(1,148,000)	(3,931,000)
Revenues in excess of direct operating expenses	$ 2,374,000	$ 449,000	$ 2,823,000

Six months ended June 30, 2018
Unaudited
Revenues	$ 3,237,000
Direct operating expenses	(1,674,000)
Revenues in excess of direct operating expenses	$ 1,563,000

	Three months ended December 31, 2016	Nine months ended September 30, 2017	Twelve months ended September 30, 2017
	Unaudited	Unaudited	Unaudited
Revenues	$ 1,360,000	$ 5,157,000	$ 6,517,000
Direct operating expenses	(854,000)	(2,783,000)	(3,637,000)
Revenues in excess of direct operating expenses	$ 506,000	$ 2,374,000	$ 2,880,000

	Three months ended December 31, 2017	Six months ended June 30, 2018	Nine months ended June 30, 2018
	Unaudited	Unaudited	Unaudited
Revenues	$ 1,597,000	$ 3,237,000	$ 4,834,000
Direct operating expenses	(1,148,000)	(1,674,000)	(2,822,000)
Revenues in excess of direct operating expenses	$ 449,000	$ 1,563,000	$ 2,012,000

(c)	Accretion related to Asset Retirement Obligation of the Asset.
(d)
Depreciation, depletion and amortization ("DD&A") related to the Asset.  DD&A was calculated using the unit-of-production method under the full cost method of accounting.  Depletion was calculated using historical production quantities.

(e)
Reflects a current tax benefit at the statutory rate applicable for the entities for both the nine months ended June 30, 2018 and the year ended September 30, 2017.  Changes to the Company's valuation allowance have not been included in the pro forma condensed statements of operations.  Management is continuing to assess the tax impact of the acquisition.

8.	Supplemental Oil and Gas Reserve Information

The Company has not provided pro forma supplemental oil and gas disclosures due to the misalignment of financial year ends as Eagle's results are reported on a year end period ending December 31 while the Company's is September 30.